Exhibit 10.3

WAIVER AND SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS  WAIVER  AND  SECOND  AMENDMENT  TO  SECOND  AMENDED  AND RESTATED CREDIT AGREEMENT (this “Waiver and Amendment”), dated as of August 7, 2020, is entered into by and among Consolidated Amusement Holdings, LLC, a Nevada limited liability company (the “Borrower”), the Affiliates of the Borrower identified on the signature pages hereto (collectively, the “Guarantors”), the financial institutions identified on the signature pages hereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, with reference to the following facts:

RECITALS

A. The Borrower, the Guarantors, the Lenders, and Bank of America as Administrative Agent, Swingline Lender and L/C Issuer are parties to a Second Amended and Restated Credit Agreement, dated as of March 6, 2020, as amended by a Waiver and First Amendment to Second Amended and Restated Credit Agreement dated as of May 15, 2020 (collectively, the “Credit Agreement”), pursuant to which the Lenders provide a revolving credit facility to the Borrower in an aggregate amount of up to $55,000,000.

B. As a result of the Coronavirus, COVID-19 events commencing during March 2020, Events of Default (collectively, the “Existing Defaults”) have occurred and are continuing under Section 8.01(b) of the Credit Agreement as the consequence of the Borrower’s breach of each of the financial covenants set forth in Section 7.11 of the Credit Agreement for the Measurement Period ended June 30, 2020.

C. The parties are entering into this Waiver and Amendment by which the Lenders will waive the Existing Defaults and the parties will amend and supplement the Credit Agreement as set forth below.

D. Certain amendments to the Credit Agreement made pursuant to this Waiver and Amendment are indicated, in the case of deletions from text, with a ~~strikethrough~~ or, in the case of additions to text, in bold, italicized and underscored type.

NOW, THEREFORE, the parties hereby agree as follows:

1. Defined Terms.  Any and all initially capitalized terms used in this Waiver and Amendment without definition (including, without limitation, in the recitals to this Waiver and Amendment) shall have the respective meanings set forth for such terms in the Credit Agreement.

2. Waiver of Existing Defaults. The Lenders hereby waive each of the Existing Defaults. Such waiver by the Lenders shall constitute a waiver of only the Existing Defaults, and, except as expressly set forth in Section 7 hereof, shall not constitute a waiver of the Borrower’s obligation to comply with Section 7.11 of the Credit Agreement on any other occasion.

3.	Amendment of Certain Pricing Provisions.

A. Elimination of Pricing Grid. Section 1.01 of the Credit Agreement is hereby amended by deleting therefrom the definition of “Applicable Rate” in its entirety.

B. Establishment of Base Rate Floor. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of Base Rate so that it reads in full as follows:

‘“Base Rate’  means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00% subject to the interest rate floors set forth therein; provided that ~~if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement~~ the Base Rate shall not be less than one percent (1.00%) per annum. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.”

C. Establishment of Eurodollar Rate “Floor.” Section 1.01 of the Credit Agreement is hereby amended by amending the proviso at the end of the definition of “Eurodollar Rate” so that it reads in full as follows:

“provided that, ~~if the Eurodollar Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement~~ the Eurodollar Rate shall not be less than one percent (1.00%) per annum.”

D. Establishment of Federal Funds Rate Floor. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of Federal Funds Rate so that it reads in full as follows:

‘“Federal Funds Rate’ means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that ~~if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement~~ the Federal Funds Rate shall not be less than one percent (1.00%) per annum..”

E. Amendment of Interest Rate Provision. Section 2.08(a) of the Credit Agreement is hereby amended and restated to read in full as follows:

“(a) Interest. Subject to  the provisions  of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate for such Interest Period plus ~~the Applicable Rate~~ three hundred (300) basis points; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus ~~the Applicable Rate~~ two hundred (200) basis points; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus ~~the Applicable Rate~~ two hundred (200) basis points.”

D. Amendment of Commitment Fee Provision. Section 2.09(a) of the Credit Agreement is hereby amended and restated to read in full as follows:

(a) “Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to ~~the Applicable Rate~~ 30 basis points times the actual daily amount by which the Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Aggregate Commitments. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Amendment Effective Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears~~, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect~~.

E. Establishment of Floor for LIBOR Successor Rate. Section 3.03(e) of the Credit Agreement is hereby amended and restated to read in full as follows:

“(e) Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than ~~zero~~  one percent (1.00%) per annum for purposes of this Agreement.”

4. Addition of Monthly Financial Information and 13-Week Cash Flow Forecast Delivery Requirement. In addition to delivering the financial statements and information required by Section 6.01 of the Credit Agreement, the Borrower shall deliver each of the following items to the Administrative Agent no later than ten (10) days after the end of each month, commencing with the month ending August 2020:

(i) monthly financial statements, in form and substance substantially similar to the quarterly financial statements required by Section 6.01(b) of the Credit Agreement;

(ii) cash flow forecasts for the following 13-weeks, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders; and

(iii) a compliance certificate in the form of Exhibit A to this Waiver and Amendment.

5. Temporary Suspension of Lease Payment Obligations Covenant. The Borrower’s obligation to comply with Section 6.17 of the Credit Agreement for any theater that is closed due to the Coronavirus, Covid 19 events is hereby suspended until such theater is reopened.

6. Prohibition on Additional Indebtedness. Notwithstanding anything to the contrary set forth in Section 7.02 of the Credit Agreement, none of the Loan Parties shall incur, or enter into a contractual commitment to incur, additional Indebtedness under any of the exceptions described in subsections (a) through (k) of Section 7.02 of the Credit Agreement  until the Obligations are fully and finally paid and the Commitments are terminated; provided that this Section 6 shall not prohibit either: (i) the Borrower from incurring and the Loan Parties from being liable for additional Revolving Loans under the Credit Agreement or other Loan Documents not to exceed each Lender’s Commitment as set forth in Section 2.01 of the Credit Agreement; or (ii) the Borrower from continuing to guarantee the Reading Indebtedness up to $5,000,000 principal amount. Furthermore, the Borrower shall not, and shall no longer have the right to, request an Incremental Facility under Section 2.16 of the Credit Agreement.

7. Prohibition of Parent Cash Dividends, Distributions and Other Restricted Payments. Notwithstanding anything to the contrary set forth in Section 7.06 of the Credit Agreement, the Parent and the Borrower shall not declare and make cash dividends or distributions or make any other Restricted Payments in cash until the Obligations are fully and finally paid and the Commitments are terminated.

8. Temporary Suspension of Financial Covenant Testing. The Borrower shall have no obligation to comply with any of the financial covenants set forth in Section 7.11 of the Credit Agreement for any Measurement Period ended on or before September 30, 2021 or to deliver a Compliance Certificate with respect to any such Measurement Period pursuant to Section 6.02(b) of the Credit Agreement. The Borrower’s obligation to comply with each of such financial covenants shall resume with the Measurement Period ending December 31, 2021.

9. Addition of Monthly Liquidity Covenant. The Borrower shall maintain Liquidity (as defined below) as of the last day of each month, commencing August 31, 2020 and continuing through and including September 15, 2021, of not less that the correlative amount set forth below:

Month Ended August 31, 2020	Minimum Liquidity $6,600,000
September 30, 2020	$5,800,000
October 31, 2020	$4,500,000
November 30, 2020	$5,000,000
December 31, 2020	$7,000,000
January 31, 2021	$6,500,000

February 28, 2021	$6,600,000
March 31, 2021	$8,000,000
April 30, 2021	$9,100,000
May 31, 2021	$11,400,000
June 30, 2021	$12,800,000
July 31, 2021	$15,000,000
August 31, 2021	$15,000,000
September 15, 2021	$15,000,000

For the purpose of this covenant, the term “Liquidity” shall mean, as of any date of determination, the sum of: (a) the Borrower’s aggregate cash on such date; and (b) the amount of borrowing availability under the Facility on such date.

10.	Mandatory Prepayments.

A. Pay-Downs on Facility from Excess Cash. The Borrower shall make weekly pay downs on the Facility no later than the close of business each Tuesday by 100% of the amount that the Borrower’s cash on deposit with Bank of America as of the immediately preceding Friday exceeds $3,000,000. Such payments shall be applied to reduce the Obligations but shall not cause a permanent reduction in the amount of the Facility.

B. Permanent Reductions in Facility fro m Payments of Disposed Assets. The Borrower shall repay the Obligations by 100% of the amount of the net proceeds to the Borrower in excess of $250,000 resulting from any disposition of an asset or of multiple assets disposed of in a single transaction. Such payments shall be applied to reduce the principal amount of the Revolving Loans and shall permanently reduce the Aggregate Commitments.

11. Amendment of Conditions to all Credit Extensions. Section 4.02(a) of the Credit Agreement shall be amended to add the following proviso to the end of such section:

“; provided, in each case, that any representation or warranty which is qualified by reference to Material Adverse Effect shall exclude events, circumstances, occurrences or conditions arising from the COVID-19 pandemic”

12. General Release. From and after the effective date of this Waiver and Amendment, the Borrower and each Guarantor hereby agrees that, without any further act, the Administrative Agent, each Lender and each other Secured Party is fully and forever released and discharged from any and all claims for damages or losses to the Borrower, any Guarantor, or to any property of the Borrower or any Guarantor (whether any such damages or losses are known or unknown, foreseen or unforeseen, or patent or latent), including, without limitation, any tort claim, demand, action or cause of action of any nature, whatsoever, arising under or relating to the Credit Agreement or the other Loan Documents or any of the transactions related thereto, prior to the date hereof, and the Borrower and each Guarantor hereby waive application of California Civil Code Section 1542. The Borrower and each Guarantor certify that they have read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Borrower and each Guarantor understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if the Borrower or such Guarantor should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, the Borrower and each Guarantor acknowledge that they intend these consequences even as to claims for damages that may exist as of the date of this release but which the Borrower or such Guarantor does not know exist, and which, if known, would materially affect the Borrower’s or such Guarantor’s decision to execute this Waiver and Amendment, regardless of whether the Borrower’s or such Guarantor’s lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

13. Conditions Precedent. This Waiver and Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:

(i) This Waiver and Amendment. The Administrative Agent shall have received this Waiver and Amendment, duly executed by the Borrower, the Guarantors, and each of the Lenders;

(ii) Waiver and Amendment Fee. The Borrower shall have paid to the Administrative Agent, for the ratable benefit of the Lenders, a one-time, non-refundable fee of

$137,500; and

(iii) Legal Fees and Expenses. Administrative Agent’s outside counsel shall have received payment from the Borrower of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Waiver and Amendment, in each case to the extent invoiced to the Borrower on or before the date hereof.

14. Reaffirmation and Ratification. The Borrower hereby reaffirms, ratifies and confirms its Obligations under the Credit Agreement and acknowledges that all of the terms and conditions of the Credit Agreement, except as otherwise provided herein, remain in full force and effect.

15. Representations and Warranties. The Borrower hereby confirms that all representations and warranties of the Borrower contained in Article V of the Credit Agreement continue to be true and correct in all material respects after giving effect to this Waiver and Amendment, except (i) for representations and warranties which are qualified by the inclusion of a materiality standard, which representations and warranties shall be true and correct in all respects and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, in each case, that any representation or warranty which is qualified by reference to Material

Adverse Effect shall exclude events, circumstances, occurrences or conditions arising from the COVID-19 pandemic.

16. Events of Default. Except for the Existing Defaults waived hereunder, neither any Default nor any Event of Default has occurred and is continuing under the Credit Agreement.

17. Integration. This Waiver and Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Waiver and Amendment.

18. Counterparts. This Waiver and Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

19. Governing Law. This Waiver and Amendment shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of New York.

[Rest of page intentionally left blank; signature pages follow]

IN  WITNESS WHEREOF,  the parties hereto have executed this Waiver and Amendment by their respective duly authorized officers as of the date first above written.

BORROWER:

CONSOLIDATED AMUSEMENT HOLDINGS,

LLC,  a Nevada limited liability company

By: /s/ Gilbert Avanes____________________
     Gilbert Avanes
     Chief Financial Officer

Waiver and Second Amendment to Second Amended and Restated Credit Agreement

GUARANTORS:

CONSOLIDATED  ENTERTAINMENT,  INC.,

a Nevada corporation

By: /s/ Gilbert Avanes____________________
     Gilbert Avanes
     Chief Financial Officer

ANGELIKA FILM CENTER MOSAIC, LLC,

a  Nevada limited liability company

By: /s/ Gilbert Avanes____________________
     Gilbert Avanes
     Chief Financial Officer

ANGELIKA FILM CENTERS LLC,

a Delaware limited liability company

By: /s/ Gilbert Avanes____________________
     Gilbert Avanes
     Chief Financial Officer

READING CINEMAS NJ, INC.

a Delaware corporation

By: /s/ Gilbert Avanes____________________
     Gilbert Avanes
     Chief Financial Officer

Waiver and Second Amendment to Second Amended and Restated Credit Agreement

CONSOLIDATED  CINEMA SERVICES, LLC,

a Nevada limited liability company

By: /s/ Gilbert Avanes____________________
     Gilbert Avanes
     Chief Financial Officer

READING MURRIETA THEATER, LLC,

a Nevada limited liability company

By: /s/ Gilbert Avanes____________________
     Gilbert Avanes
     Chief Financial Officer

KAHLA CINEMA COMPANY, LLC,

a Delaware limited liability company

By: /s/ Gilbert Avanes____________________
     Gilbert Avanes
     Chief Financial Officer

KAAHUMANU CINEMAS LLC,

a Nevada limited liability company

By: /s/ Gilbert Avanes____________________
     Gilbert Avanes
     Chief Financial Officer

READING CONSOLIDATED HOLDINGS, INC.,

a Nevada corporation

By: /s/ Gilbert Avanes____________________
     Gilbert Avanes
     Chief Financial Officer

Waiver and Second Amendment to Second Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A.,

as Administrative Agent

By: /s/ Jacob Villere____________________
  Name: Jacob Villere
  Title: SVP – Global Commercial Banking

BANK OF AMERICA, N.A.,

as a Lender, L/C Issuer and Swingline Lender

By: /s/ Jacob Villere____________________
  Name: Jacob Villere
  Title: SVP – Global Commercial Banking

Waiver and Second Amendment to Second Amended and Restated Credit Agreement

BANK OF HAWAII,

as a Lender

By: /s/ Terri L. Okada____________________
  Name: Terri L. Okada
  Title: Senior Vice President

Waiver and Second Amendment to Second Amended and Restated Credit Agreement

EXHIBIT A

Form of

Compliance Certificate

Financial Statement Date: [,]

  TO:Bank of America, N.A., as Administrative Agent

RE:Second Amended and Restated Credit Agreement, dated as of March 6, 2020, by and among Consolidated Amusement Holdings, LLC, a Nevada limited liability company (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:[Date]

The undersigned Responsible Officer1  hereby certifies as of the date hereof that [he/she] is the [] of the Borrower, and that, as such, [he/she] is authorized to execute and deliver this Compliance Certificate (this “Certificate”) to the Administrative Agent on the behalf of the Borrower and the other Loan Parties, and that:

1. The Borrower has delivered the unaudited financial statements required by Section 4 of the Waiver and Second Amendment to Credit Agreement dated as of August , 2020 by and among the parties to the Credit Agreement (the “Second Amendment”) for the month ended as of the above date. Such financial statements fairly present in all material respects the consolidated financial condition, results of operations, shareholders’ equity, and cash flows of the Borrower and its Subsidiaries and Carmel in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries and Carmel during the accounting period covered by such financial statements.

3. A review of the activities of the Borrower and its Subsidiaries and Carmel during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and each of the other Loan Parties performed and observed all its obligations under the Loan Documents, and

[select one:]

______________________________

1  This Certificate should be from the chief executive officer or treasurer of the Borrower.

1

[to the best knowledge of the undersigned, during such fiscal period each of the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule A attached hereto are true and accurate on and as of the date of this Certificate.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

CONSOLIDATED AMUSEMENT

HOLDINGS, LLC,

a Nevada limited liability company

By:__________________________________

Name:________________________________

Title:_________________________________

Compliance Certificate

Schedule A

to the Compliance Certificate

($ in 000’s)

Financial Statement Date: [_________,___] (“Statement Date”)

Section 8 of the Second Amendment – Liquidity

i. Aggregate cash on the Statement Date	$___________
ii. Aggregate borrowing availability under the Facility as of the Statement Date	$___________
iii. Liquidity equals the sum of Line i and ii	$___________

Compliance

Borrower [is][is not] in compliance with Section 8 of the Second Amendment as Liquidity of $_________[is][is not] greater than or equal to the required Liquidity of $__________2.

______________________________

2  Insert the applicable minimum Liquidity amount for the Statement Debt pursuant to Section 8 of the Second Amendment.

Compliance Certificate